EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation of our report dated March 15, 2002, included in this 10-KSB/A, in the previously filed Registration Statements of Infinite Group, Inc. on Form S-8 (No. 333-36266) and Form S-2 (No. 333-51768).


      FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
July 31, 2002